Exhibit 99.2

[ProxyMed Logo]	For Immediate Release

Investor Relations:	Media Relations:
Gregory J. Eisenhauer, CFA	Teresa Stubbs
EVP & Chief Financial Officer	Senior Director of Marketing
770-806-4780	800-937-3865, ext. 287
geisenhauer@proxymed.com	tstubbs@proxymed.com

PROXYMED SEPARATES CHAIRMAN AND CHIEF EXECUTIVE OFFICER ROLE

Kevin McNamara to become Chairman; Michael Hoover to continue as Chief Executive Officer

     ATLANTA, GA, December 22, 2004 – ProxyMed, Inc. (Nasdaq: PILL) (the “Company”), a leading provider of healthcare transaction processing and medical cost containment services, announced today that in keeping with good corporate governance practices it will separate the roles of the Company’s Chairman and Chief Executive Officer. Kevin McNamara, who previously served as the Chairman of the Audit Committee of the Board, will serve as the new Chairman of the Board. Michael Hoover will continue to serve as the Chief Executive Officer of the Company. In addition to serving as the Chairman of the Board, Mr. McNamara has entered into a consulting arrangement with Company reflecting his increased level of activity at the Company.

     “The Board of Directors and I have determined that the separation of the offices of Chairman and CEO can be a beneficial component of an effective corporate governance system,” said Mr. Hoover. Mr. Hoover noted that a number of Fortune 500 companies have taken similar action in the recent past.

     Mr. McNamara has been an influential member of ProxyMed’s Board of Directors since joining in September 2002. Prior to today’s appointment, Mr. McNamara served as head of the Company’s Audit Committee. “I am very pleased to have Kevin expand his role from Board member to Chairman,” said Mike Hoover. “His background in healthcare and EDI, and his financial expertise have already been invaluable to the Company in his role as Audit Committee Chair. With his expanded role, we look forward to his additional contributions.”

     In addition to his role with ProxyMed, Mr. McNamara currently serves as Chief Financial Officer of HCCA International, Inc., a healthcare management and recruitment company, and is a Director for Comsys IT Partners, Inc. where he also serves as the Chair of the Audit Committee. From November 1999 until February 2001, Mr. McNamara served as Chief Executive Officer and a director of Private Business, Inc., a provider of electronic commerce solutions that help community banks provide accounts receivable financing to their small business customers. From 1996 to 1999, Mr. McNamara served as Senior Vice President and Chief Financial Officer of Envoy Corporation. Before joining Envoy, he served as president of NaBanco Merchant Services Corporation, then one of the world’s largest merchant credit card processors. Mr. McNamara currently serves on the Board of Directors of Luminex Corporation, a medical device company and several private companies.

     The Board also appointed Thomas A. Hodapp to replace Mr. McNamara on the Audit Committee and Mr. William H. Bennett, currently a member of the Audit Committee, has been appointed Chairman of the Audit Committee.

About ProxyMed, Inc.

     ProxyMed provides connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed’s services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Edifecs. To facilitate these services, ProxyMed operates Phoenix™, our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

     For more information, please visit the Company’s website at www.proxymed.com.

Forward Looking Statement

ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from such statements. Some of these factors are described in the Safe Harbor statement below. Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the period ending September 30, 2004. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

###